UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

–––––––––––––––––––––––––

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 7, 2005

Glowpoint, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-25940	77-0312442
(State or other Jurisdiction of ncorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Long Avenue Hillside, NJ	07205
(Address of Principal Executive Offices)	(Zip Code)

(973) 282-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since past report)

Item 1.01.     Entry into a Material Definitive Agreement.

     On March 7, 2005, Glowpoint, Inc. announced that it had entered into a settlement agreement with Gores Technology Group, resolving the outstanding disputes between the companies relating to the sale of the assets of Glowpoint’s video solutions business to Gores in September 2003 and Gores’ acquisition of V-SPAN in November 2004. Pursuant to the agreement, Gores will pay Glowpoint $2.75 million and will release to Glowpoint $335,000 that was escrowed at the closing of the asset sale. Gores further agreed to pay these monies owed to Glowpoint within three business days. Glowpoint agreed to dismiss its lawsuit against Gores relating to the V-SPAN acquisition.

     The complete text of the press release dated March 7, 2005, announcing Glowpoint’s entry into the agreement, is set forth as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Exhibits.
99.1. Text of press release dated March 7, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Dated: March 8, 2005

/s/ Rod Dorsey
Rod Dorsey
Chief Financial Officer and Executive Vice President, Finance